UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2025, David Howson, Executive Vice President, Global President of Cboe Global Markets, Inc. (the “Company”), notified the Company of his resignation. To assist with the transition of his duties, Mr. Howson will remain employed by the Company until his employment ends at the end of the day on August 1, 2025 (the “Transition Date”). Mr. Howson’s resignation was not due to any disagreement with the Company concerning the Company's operations, policies or practices.

In connection with his resignation, the Company and Mr. Howson have entered into a Letter Agreement (the “Letter Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference, pursuant to which, among other things, the parties acknowledge the terms of Mr. Howson’s separation. Pursuant to the Letter Agreement, (1) Mr. Howson will be entitled to his current base salary and benefits through the Transition Date, (2) Mr. Howson will be allowed to retain a pro rata portion of certain of his outstanding time-based restricted stock units that would vest in February 2026 based on the number of days worked through the Transition Date and will forfeit the remainder and other outstanding time-based restricted stock units, and (3) Mr. Howson will be allowed to retain a pro rata portion of the outstanding performance-based restricted stock units that would vest in February 2026 based on the number of days worked through the Transition Date, and which will be paid out based on target performance through the end of the applicable performance period for each award, and Mr. Howson will forfeit the remainder and other outstanding performance-based restricted stock units. Under the terms of the Letter Agreement, Mr. Howson will be required to execute a customary release agreement and a customary restrictive covenant agreement.

In connection with Mr. Howson’s resignation, the Company’s board of directors appointed Craig Donohue, Chief Executive Officer of the Company, as President of the Company, effective following the Transition Date.

On May 28, 2025, the Company issued a press release announcing Mr. Howson’s resignation. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated May 27, 2025, between Cboe Global Markets, Inc. and David Howson (filed herewith)*
99.1	Press Release of Cboe Global Markets, Inc. (filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Indicates Management Compensatory Plan, Contract or Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 28, 2025